Independent auditor's consent

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The board and shareholders
IDS Tax-Exempt Bond Fund, Inc.:
   IDS Intermediate Tax-Exempt Fund
   IDS Tax-Exempt Bond Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




KPMG Peat Marwick LLP
Minneapolis, Minnesota
January    , 1998